Exhibit 32.1

CERTIFICATION UNDER SECTION 906

OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of West Marine, Inc. (the “Company”) for the period ended September 27, 2003, the “Report” as filed with the Securities and Exchange Commission as of the date hereof, John H. Edmondson, Chief Executive Officer of the Company, and Eric S. Nelson, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John H. Edmondson
Name:	John H. Edmondson
Title:	Chief Executive Officer
Date:	November 11, 2003

/s/ Eric S. Nelson
Name:	Eric S. Nelson
Title:	Chief Financial Officer
Date:	November 11, 2003

A signed original of this written statement required by Section 906 or other documentation authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to West Marine, Inc. and will be retained by West Marine, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the quarterly report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of West Marine, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the quarterly report on Form 10-Q, irrespective of any general incorporation language contained in such filing).